Exhibit 99.3

Investor Relations Contact:	Media Contacts:
Robert J. Vill	Jane Randel
Vice President — Finance and Treasurer	Senior Vice President, Corporate Communications
Liz Claiborne, Inc.	Liz Claiborne, Inc.
201.295.7515	212.626.3408

LIZ CLAIBORNE, INC.  COMPLETES SALE OF LIZ CLAIBORNE AND MONET BRANDS

New York, NY — November 2, 2011 — Liz Claiborne, Inc. (NYSE:LIZ) today announced that it has completed the transaction to sell domestic and international trademark rights of its Liz Claiborne family of brands and domestic trademark rights of its Monet brand to J. C. Penney Company, Inc. Total cash proceeds of $288 million include an advance of $20 million in exchange for the Company’s agreement to develop exclusive brands for J. C. Penney.

Mr. William McComb, Chief Executive Officer of Liz Claiborne, Inc., said: “We are very proud of the value we have unlocked from our Partnered Brands group. What remains of that segment is a private brand jewelry design and development group that will continue to serve J. C. Penney, via our exclusive license for the Liz Claiborne and Monet brand jewelry lines. It will also continue to market Trifari and Marvella, as well as serve Kohl’s with a license for Dana Buchman jewelry.  Our jewelry capability is a profitable niche that was worth retaining, and will add to our earnings profile.”

Mr. McComb continued: “With this announcement, the company has completed the last in a series of five transactions that in total have raised $471 million, allowing the company to meaningfully de-leverage and transform its balance sheet—while creating a portfolio focused on growth.”

Mr. McComb concluded: “We have eliminated significant operating and financial risk and complexity. As we generate our strongest cash flow in the November/December time period, we are reaffirming our expected year-end 2011 net debt to be between $270 and $290 million. We are now focused on our three global lifestyle brands—Juicy Couture, kate spade and Lucky Brand—and seeing the high growth and high margin opportunities they offer come to fruition as well.”

About Liz Claiborne, Inc.

Liz Claiborne Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, kate spade, and Lucky Brand. In addition, a private brand jewelry design and development group will continue to market brands through department stores as well as serve J. C. Penney via an exclusive license for Liz Claiborne and Monet jewelry lines and Kohl’s with a license for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand which is available at QVC; Lizwear, which is distributed through the Club Store channel, and the DKNY® Jeans and DKNY® Active brands. Liz Claiborne Inc. maintains an 18.75% stake in Mexx, a European apparel and accessories retail-based brand. Visit www.lizclaiborneinc.com for more information.

Liz Claiborne, Inc. Forward-Looking Statement

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations, and availability under our amended and restated revolving credit facility may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, which could impact prices of our products; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to successfully implement our long-term strategic plans; risks associated with the transition of the Mexx business to the joint venture in which we hold a minority interest and the possible failure of the Mexx joint venture that may make our interest in the joint venture of little or no value and risks associated with the ability of the controlling JV partner to operate the Mexx business successfully which will impact the potential value of our minority interest; costs associated with (i) the transition of the Liz Claiborne family of brands, Monet, Dana Buchman, Kensie and Mac & Jac brands from the Company to their respective acquirers and (ii) the early termination and transition of the DKNY® Jeans and DKNY® Active Licenses may negatively impact our business, financial condition, results of operations, cash flows and liquidity; our ability to sustain recent performance in connection with the re-launch of our Lucky Brand product offering and our ability to revitalize our Juicy Couture creative direction and product offering; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of assets to J. C. Penney described above and the licensing arrangement with QVC, Inc., including, without limitation, our ability to continue a good working relationship with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agent agreements with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; risks associated with our US distribution services agreement with Li & Fung, which results in a single third party service provider for a significant portion of our US distribution and our ability to effectively transition our distribution function to Li & Fung; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; risks associated with our plans to substantially grow our business in Asia through Kate Spade’s joint venture with E-Land Fashion China Holdings, Limited and Kate Spade’s reacquisition of certain distribution rights in (i) the People’s Republic of China via such joint venture and (ii) certain Southeast Asian territories; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s 2010 Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q for the quarters ending April 2, 2011 and July 2, 2011, each filed with the Securities and Exchange Commission, including in the section in each report entitled “Item 1A-Risk Factors”.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.